Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Nano Dimension Ltd.:

We consent to the use of our report incorporated by reference herein.

/s/ Somekh Chaikin

Somekh Chaikin

Certified Public Accountants (Israel)

Member firm of KPMG International

Tel Aviv, Israel

November 9, 2016